FINANCIAL CONTACT: John W. Hohener Executive Vice President and Chief Financial Officer Tel: (949) 380-6100 INVESTORS: Robert C. Adams Vice President of Corporate Development Tel: (949) 380-6100

Microsemi Announces New Executive and Board Positions

ALISO VIEJO, Calif.—Nov. 14, 2013—Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today announced James J. Peterson has been named chairman of the board in addition to his role as CEO. Dennis Leibel, who has served Microsemi as its chairman of the board since July 2004, will assume the role of lead independent director.

“The board is delighted Jim will continue to drive the company with his unique blend of experience and leadership,” said Leibel. “His ability to bring together the many parts of Microsemi’s business against a clear and proven strategy, while instilling a culture of innovation, collaboration and discipline, will continue to serve the long-term interests of shareholders.”

Microsemi also announced Paul Pickle has been promoted to president and chief operating officer (COO) to facilitate the company’s continuing growth plan. Ralph Brandi, who has served as COO since 2002, will continue with Microsemi as executive vice president with a focus on optimizing the company’s manufacturing resources.

Since joining Microsemi in 1998, Pickle has held positions of increasing responsibility, including corporate vice president of Field Applications Engineering, sales and marketing, and product development. In his most recent position as executive vice president of Microsemi’s Integrated Circuits Group, he played an integral role in the planning and execution of Microsemi’s transformation to a high value-add integrated circuit supplier.

In his new position as president and COO, Pickle will be responsible for overseeing all company operations, marketing and sales, as well as its research and development efforts. He will continue reporting to Peterson, who will maintain his leadership role in defining the strategic direction of Microsemi.

The executive and board positions are all effective immediately.

About Microsemi
Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for communications, defense & security, aerospace and industrial markets. Products include high-performance and radiation-hardened analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and voice processing devices; RF solutions; discrete components; security technologies and scalable anti-tamper products; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,000 employees globally. Learn more at www.microsemi.com.

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Microsemi and the Microsemi logo are registered trademarks or service marks of Microsemi Corporation and/or its affiliates. Third-party trademarks and service marks mentioned herein are the property of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements related to the management changes announced by Microsemi and their potential benefits and effects on future business and the long-term interests of shareholders, are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as the termination or renegotiation of U.S. government contracts and the effects of past or future government shutdowns, rapidly changing technology and product obsolescence, potential cost increases, variations in customer order preferences, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, difficulties foreseeing future demand, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, tax exposures and future tax rates and the effects of examinations by U.S., state or foreign jurisdictions, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, difficulties and costs of protecting patents and other proprietary rights, inventory obsolescence and difficulties regarding customer qualification of products. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

MSCCIR

Source: Microsemi Corporation